GRAND PRIX FUNDS, INC.
                 Articles of Amendment


          Grand Prix Funds, Inc., a Maryland
corporation having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    The Articles of Incorporation are
amended by redesignating all of the Fifty Million
(50,000,000) issued and unissued shares of capital stock of the Corporation currently designated as Grand
Prix Fund series stock as Class A stock of the Grand
Prix Fund series.

          SECOND:   The foregoing amendment to the
charter of the Corporation was unanimously approved by the entire Board of Directors of the Corporation at a meeting held in person on June 15, 1999.

          THIRD:    The charter amendment is limited to
a change expressly permitted by Section 2-605 of Title
II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

          FOURTH:   The Corporation is registered as an
open-end investment company under the Investment
Company Act of 1940.

          FIFTH:    The Articles of Amendment will
become effective at 12:00 a.m. on August 2, 1999.

          IN WITNESS WHEREOF, Grand Prix Funds, Inc.
has caused these Articles of Amendment to be signed as of the 28th day of July, 1999 in its name and on its behalf by its duly undersigned authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation and that, to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.


Witness:                           Grand Prix Funds, Inc.


/s/ Andrea Romstad                 By: /s/ Robert Zuccaro
-------------------                   --------------------
Andrea Romstad                         Robert Zuccaro
Secretary                              President


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                GRAND PRIX FUNDS, INC.
                Articles Supplementary


          Grand Prix Funds, Inc., a Maryland
corporation having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    The Board of Directors of the
Corporation on June 15, 1999, unanimously approved the adoption of a resolution reclassifying Twenty-Five
Million (25,000,000) shares of the Fifty Million
(50,000,000) shares of Class A stock of the Grand Prix
Fund series as Twenty-Five Million (25,000,000) shares of Class C stock of the Grand Prix Fund series.

          SECOND:   The Class C shares of the Grand
Prix Fund series as so classified by the Board of Directors of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article V, Section 5.5 of the Articles of Incorporation of the Corporation, and shall be subject to all of the provisions of the Articles of Incorporation of the Corporation relating to the stock of the Corporation generally, and to the following:
The Class C shares of the Grand Prix Fund series shall be invested in a common investment portfolio with the Class A shares of the Grand Prix Fund series and with the shares of any other class of the Grand Prix Fund series hereafter established, and the assets, liabilities, income, expenses, dividends and related liquidation rights of the various classes of the shares of the Grand Prix Fund series shall be allocated among the various classes of the series in such manner as shall be determined by the Board of Directors of the Corporation in accordance with law.

          THIRD:    The Class C shares of the Grand
Prix Fund series aforesaid have been duly classified by the Board of Directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

          FOURTH:   These Articles Supplementary will
become effective at 12:01 a.m. on August 2, 1999.

          IN WITNESS WHEREOF, Grand Prix Funds, Inc.
has caused these Articles Supplementary to be signed as of the 28th day of July, 1999,in its name and on its behalf by its duly undersigned authorized officers, who acknowledge that these Articles Supplementary are the act of the Corporation and that, to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under penalties of perjury.

Witness:                           Grand Prix Funds, Inc.



/s/ Andrea Romstad                 By: /s/ Robert Zuccaro
-------------------                   -----------------------
Andrea Romstad                         Robert Zuccaro
Secretary                              President